                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      SILICON GRAPHICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

  [LOGO]

September 23, 1999

DEAR SILICON GRAPHICS STOCKHOLDER:

    You are cordially invited to attend the Annual Meeting of Stockholders of Silicon Graphics, Inc. to be held on Wednesday, October 27, 1999 at 2:00 p.m. at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065.

    The Notice of Annual Meeting and Proxy Statement accompany this letter and provide an outline of the business to be conducted at the meeting. In addition to the matters to be voted on, there will be a report on the progress of the Company and an opportunity for stockholders to ask questions.

    We hope you will be able to join us. To ensure your representation at the meeting, we urge you to return the enclosed proxy promptly. Your vote is very important.

Sincerely,

/s/ Robert R. Bishop
Robert R. Bishop

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                             SILICON GRAPHICS, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 27, 1999

                             ---------------------

TO THE STOCKHOLDERS OF SILICON GRAPHICS, INC.:

    The Annual Meeting of Stockholders of SILICON GRAPHICS, INC. will be held on Wednesday, October 27, 1999, at 2:00 p.m., local time, at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California, for the following purposes:

    1. To elect two Class I directors of the Company to serve for a three-year term and to elect two Class III directors to serve for a two-year term.

    2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 2000.

    3. To consider and vote on a stockholder proposal concerning the annual election of the entire Board of Directors.

    4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Proxy Statement accompanying this Notice describes these matters more fully.

    The close of business on September 1, 1999 is the record date for notice and voting.

    We invite all stockholders to attend the meeting in person. Even if you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope provided. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                      Sincerely,

                                      /s/ WILLIAM M. KELLY
                                      William M. Kelly
                                      SECRETARY

Mountain View, California
September 23, 1999

                             SILICON GRAPHICS, INC.

                            ------------------------

                                PROXY STATEMENT
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    Silicon Graphics, Inc. is soliciting the enclosed proxy for use at the Annual Meeting of Stockholders to be held on Wednesday, October 27, 1999, at 2:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065. The Company's principal offices are located at 1600 Amphitheatre Parkway, Mountain View, California 94043-1351 and its telephone number at that location is 650-960-1980.

    These proxy solicitation materials will be mailed on or about September 23, 1999 to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

    At the record date, there were issued and outstanding 182,932,011 shares of the Company's Common Stock, $0.001 par value, 17,500 shares of the Company's Series A Preferred Stock, $0.001 par value, and one share of the Company's Series E Preferred Stock, $0.001 par value. Each share of Common Stock is entitled to one vote; each share of Series A Preferred Stock is entitled to 80 votes; and the outstanding share of the Company's Series E Preferred Stock is entitled to 59,902 votes.

    As of September 1, 1999, the following persons were known by the Company to be the beneficial owners of more than 5% of any class of the Company's voting securities:

                                                                                   NUMBER OF                   PERCENT
                                                                                     SHARES                   OF TOTAL
                                                                   CLASS OF       BENEFICIALLY    PERCENT      VOTING
                                                                  SECURITIES         OWNED       OF CLASS       POWER
                                                              ------------------  ------------  -----------  -----------
Trimark Financial Corporation (1)...........................        Common Stock    21,879,600       11.96%       11.87%
One First Canadian Place, Suite 5600
Toronto, Ontario M5X 1E5

The Capital Group Companies, Inc. (2).......................        Common Stock    16,320,000        8.92%        8.85%
333 South Hope Street, 52(nd) Floor
Los Angeles, CA 90071

NKK U.S.A. Corporation......................................       Series A             17,500       100.0%           *
450 Park Avenue                                                  Preferred Stock
New York, NY 10022

Montreal Trust Company......................................       Series E                  1       100.0%           *
of Canada, as Trustee (3)                                        Preferred Stock
151 Front Street West, Suite 605
Toronto, Ontario M5J 2N1

------------------------

*   Less than 1%.

(1) As reported on a Schedule 13G/A dated February 1, 1999, these shares are beneficially owned by various entities and individuals associated with the Trimark family of mutual funds.

(2) As reported on a Schedule 13G dated February 8, 1999, these shares are beneficially owned by Capital Research and Management Company, an investment adviser owned by The Capital Group Companies, Inc.

(3) See "Voting and Solicitation" for a description of the Series E Preferred Stock.

REVOCABILITY OF PROXIES

    Any proxy given in response to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at its principal offices a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    The Company's certificate of incorporation provides for cumulative voting for the election of directors. Stockholders may allocate among one or more candidates the number of votes equal to the number of directors to be elected multiplied by the number of shares or equivalent shares of Common Stock held. However, no stockholder may cumulate votes unless prior to the voting the candidate's name has been placed in nomination and a stockholder has given notice at the meeting of the intention to cumulate votes.

    On all other matters, each share of Common Stock has one vote, each share of Series A Preferred Stock has 80 votes, and the Series E Preferred Stock has 59,902 votes. Except as otherwise required by law, the Series A and the Series E Preferred Stock vote with the Common Stock as one class.

    Montreal Trust Company of Canada holds the Series E Preferred Stock as trustee under a voting trust for the benefit of holders of Exchangeable Shares issued in connection with the Company's acquisition of Alias Research Inc. in June 1995. Each holder of Exchangeable Shares (other than the Company and its affiliates) will receive a proxy on which it can give Montreal Trust voting instructions for a number of Series E Preferred Stock votes equal to the number of Exchangeable Shares owned by that holder. Montreal Trust will only cast votes for which it receives instructions.

    The Company will pay the cost of soliciting proxies. The Company will pay Georgeson Shareholder Communications Inc., a proxy solicitation firm, a fee expected not to exceed $9,000 for its services in the solicitation of proxies from brokers, bank nominees and other institutional owners and will reimburse the firm for certain out-of-pocket expenses expected not to exceed an additional $14,000. The Company may also reimburse intermediaries for their expenses in forwarding solicitation materials to beneficial owners. The Company's directors, officers and employees may also solicit proxies, without additional compensation.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The quorum required for the transaction of business at the Annual Meeting is a majority of the shares or equivalent shares of Common Stock outstanding on the record date. All shares voted, whether "For" or "Against" or abstentions, will count for purposes of establishing a quorum and, except as described below, for determining the number of votes cast with respect to a matter.

    In the absence of controlling precedent to the contrary, the Company intends not to consider broker non-votes in determining whether the requisite majority of votes cast has been obtained with respect to a particular matter.

INTERNET OR TELEPHONE VOTING

    FOR SHARES DIRECTLY REGISTERED IN THE NAME OF THE STOCKHOLDER. Stockholders with shares registered directly with Equiserve, the Company's transfer agent, may vote by telephone by calling 877-779-8683 or may vote on the Internet at the following address on the World Wide Web: http://www.eproxyvote.com/sgi.

    FOR SHARES REGISTERED IN THE NAME OF A BROKERAGE FIRM OR BANK. A number of brokerage firms and banks are participating in a program for shares held in "street name" that offers telephone and Internet voting options. This program is different from the program provided by Equiserve for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in this program, you may vote those shares by calling the telephone number referenced on your voting form. If your shares are held in an account at a brokerage firm or bank participating in the street name program, you already have been offered the opportunity to elect to vote using the Internet. Votes submitted via the Internet through the street name program must be received by midnight (Eastern Time) on October 26, 1999. The giving of such a proxy will not affect your right to vote in person should you decide to attend the annual meeting.

    The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. The Company has been advised by counsel that the telephone and Internet voting procedures that have been made available through Equiserve and the street name program are consistent with the requirements of applicable law. Stockholders voting via the Internet through either of these programs should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    Proposals of stockholders intended to be presented at the Company's 2000 Annual Meeting must be received by the Company no later than May 26, 2000, in order to be included in the proxy materials for that meeting.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

    The Company's Board of Directors currently consists of six persons, divided into three classes serving staggered terms of office. As a result of Mr. Richard Belluzzo's resignation from the Board in August 1999, the Company will re-classify the board membership structure in order to equalize the membership size of the three classes. Mr. Shapiro, who is up for re-election this year, will be elected as a Class III director and serve a two-year term. Mr. Bishop, who was elected as a Class II director in 1997, will be re-elected as a Class III director to serve a two-year-term. Following the Annual Meeting, at which two Class I directors are to be elected and two Class III directors are to be elected, the Board will be comprised of two directors in Class I, two in Class II and two in Class III. The Board has adopted an amendment to the bylaws to reduce the number of directors from seven to six.

    Each Class I director elected at the 1999 Annual Meeting of Stockholders will serve until his or her term expires at the Annual Meeting of Stockholders in 2002, or until his or her successor has been duly elected and qualified, and each Class III director elected at the 1999 Annual Meeting of Stockholders will serve until his or her term expires at the Annual Meeting of Stockholders in 2001, or until his or her successor has been duly elected and qualified.

    Unless otherwise instructed, the proxy holders will vote for the four nominees named below. Each nominee is currently a director of the Company. In the unexpected event that any such nominee becomes unavailable or declines to serve, the proxy holders will vote the proxies in their discretion for any nominee designated by the Board to fill the vacancy. If additional persons are nominated, the proxy holders intend to cumulate their votes if necessary to elect as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

                                                                                            DIRECTOR
             NAME                   AGE                  PRINCIPAL OCCUPATION                 SINCE
------------------------------      ---      --------------------------------------------  -----------
NOMINEES FOR CLASS I DIRECTORS

C. Richard Kramlich                     64   General Partner, New Enterprise Associates          1984
                                             (a venture capital firm)

Lucille Shapiro, Ph.D.                  59   Professor of Developmental Biology, Stanford        1993
                                             University School of Medicine

NOMINEES FOR CLASS III
  DIRECTORS

Robert R. Bishop                        56   Chairman and Chief Executive Officer,               1993
                                             Silicon Graphics, Inc.

Robert B. Shapiro                       61   Chairman and Chief Executive Officer,               1996
                                             Monsanto Company

CONTINUING CLASS II DIRECTORS

Robert A. Lutz                          67   Chairman, President and Chief Executive             1995
                                             Officer, Exide Corporation

James A. McDivitt                       70   Former Senior Vice President, Government            1987
                                             Operations and International, Rockwell
                                             International Corporation

    Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships among directors or executive officers of the Company.

    Mr. Bishop was appointed the Chairman of the Board and Chief Executive Officer of Silicon Graphics, Inc. in the fall of 1999. From July 1995 to February 1999, he was the Chairman of the Board of Silicon Graphics World Trade Corporation. Prior to July 1995, Mr. Bishop served as President of Silicon Graphics World Trade Corporation, a position he had held since July 1986.

    Mr. Kramlich is also a director of Chalone Inc., Com21, Inc., Healtheon Corporation, Juniper Networks, Inc. and Lumisys, Inc.

    Mr. Lutz was appointed Chairman, President and Chief Executive Officer of Exide Corporation in December 1998. Mr. Lutz was Vice Chairman of Chrysler Corporation from 1997 until his retirement in 1998. From 1991 to 1997, he was President of Chrysler and also served as its Chief Operating Officer and a member of the Office of the Chairman from 1993 to 1997. Mr. Lutz also serves as a director of ASCOM Holdings AG and Northrop Grumman.

    Mr. McDivitt was Senior Vice President, Government Operations and International, of Rockwell International Corporation until his retirement in April 1995.

    Dr. Shapiro is also a director of SmithKline Beecham plc.

    Mr. Shapiro has been the Chairman and Chief Executive Officer of Monsanto Company since 1997, having previously served as its Chairman, President and Chief Executive Officer since 1995 and its President and Chief Operating Officer since 1993. He also served as Executive Vice President and Advisory Director, Monsanto Company, and President, The Agricultural Group of Monsanto Company between 1990 and 1993. In addition to serving as a director of Monsanto Company, Mr. Shapiro is a director of Citigroup Inc. and Rockwell International Corporation.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held four meetings during fiscal 1999. The Board has an Audit Committee and a Compensation and Human Resources Committee, which also performs the functions of a nominating committee.

    The Audit Committee currently consists of two non-employee directors. During fiscal 1999, the chairman of the Audit Committee, Allen Jacobson, retired and the remaining two members were Mr. Lutz, who acted as Chairman of the Committee, and Dr. Shapiro. The Committee held seven meetings during fiscal 1999. It recommends engagement of, and approves the services performed by, the Company's independent auditors. The Committee also is responsible for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

    The Compensation and Human Resources Committee consists of three non-employee directors. At the beginning of fiscal 1999, the members of the Compensation and Human Resources Committee were Mr. Kramlich (chair), Mr. Shapiro and James G. Treybig. Mr. Treybig resigned from the Board and Committee effective October 27, 1998. Mr. McDivitt was appointed to the Committee on April 21, 1999. The Compensation and Human Resources Committee held two meetings during fiscal 1999. The Committee's responsibilities include approving compensation arrangements for senior executives, and recommending such arrangements to the Board for the chief executive officer; administering the Company's stock incentive plans; approving employee stock option grants; identifying and evaluating candidates to fill vacancies on the Board and making recommendations regarding the size and composition of the Board. Candidates for director suggested by stockholders will be considered by the Committee. Such suggestions should include the candidate's name and qualifications and may be submitted in writing to the Corporate Secretary, Silicon Graphics, Inc., 1600 Amphitheatre Parkway, Mountain View, CA 94043-1351.

    No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the Committees of the Board on which he or she served during fiscal 1999, except for Mr. Shapiro, who attended two of the four Board meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation and Human Resources Committee during fiscal 1999 were Mr. Kramlich, Mr. Shapiro, Mr. Treybig and Mr. McDivitt. No interlocking relationship exists between the Company's Board of Directors or Compensation and Human Resources Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

DIRECTOR COMPENSATION

    Employee directors are not compensated for their service on the Board of Directors.

    Each non-employee director receives a fee of $5,000 per quarter and $1,000 for each Board and committee meeting attended. The chair of each committee receives an additional $1,000 for each committee meeting attended.

    Under the Directors' Stock Option Plan, each non-employee director is automatically granted an option to purchase 30,000 shares of Common Stock on the date on which he or she first becomes a director. In addition, on the date of the annual stockholders meeting in each year, each non-employee director receives an option to purchase an additional 10,000 shares of Common Stock. On October 27, 1998, each of the Company's non-employee directors was automatically granted an option to purchase 10,000 shares at an exercise price of $9.5625 per share.

    All options under the directors' plan are granted at the fair market value of the Common Stock on the date of grant. Options become exercisable in installments on the first three anniversary dates following the date of grant, so long as the optionee remains a director.

    Under the Silicon Graphics Non-Qualified Deferred Compensation Plan, non-employee directors may elect in advance to defer all or a portion of their cash compensation. Directors that participate in the deferral plan may direct the investment of the assets in their deferral accounts among a variety of mutual funds or may make an irrevocable election to credit the deferred fees to a stock credit account based on the value of the Company's Common Stock. Directors may elect to receive payment of their deferred compensation in a lump sum or in annual installments not to exceed ten years, except in the case of amounts in the stock credit account, which are distributed in a lump sum based on the value of the Company's Common Stock at the time the director's service terminates.

    In April 1998, the Compensation and Human Resources Committee approved a $1,000 per diem reimbursement program for non-employee directors who perform services for the Company outside the scope of normal board duties at the specific request of the Chief Executive Officer. During fiscal 1999, Mr. McDivitt received $2,000 for services he performed on behalf of the Company.

                                 PROPOSAL NO. 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2000. In the event of a majority vote against approval, the Board will reconsider its selection, and in any event is entitled to change auditors at a later date. Ernst & Young LLP has audited the Company's financial statements since the fiscal year ended June 30, 1982. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement, and to be available to respond to appropriate questions.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2000.

                                 PROPOSAL NO. 3
                            STOCKHOLDER PROPOSAL ON
                  ANNUAL ELECTION OF ENTIRE BOARD OF DIRECTORS

    Alan G. Hevesi, Comptroller of the City of New York, One Centre Street, New York, New York 10007-2341, submitted this proposal on behalf of the New York City Police Department Pension Fund, owner of 113,082 shares as of March 26, 1999. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Company and the Board of Directors accept no responsibility, are set forth below.

STOCKHOLDER RESOLUTION

    BE IT RESOLVED, that the stockholders of Silicon Graphics, Inc. request that the Board of Directors take the necessary steps to declassify the Board of Directors and establish annual elections of directors, whereby directors would be elected annually and not by classes. This policy would take effect immediately, and be applicable to the re-election of any incumbent director whose term, under the current classified system, subsequently expires.

PROPONENT'S SUPPORTING STATEMENT

    We believe that the ability to elect directors is the single most important use of the shareholder franchise. Accordingly, directors should be accountable to shareholders on an annual basis. The election of directors by classes, in our opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.

    In addition, since only one-third of the Board of Directors is elected annually, we believe that classified boards could frustrate, to the detriment of long-term shareholder interest, the efforts of a bidder to acquire control or a challenger to engage successfully in a proxy contest.

    We urge your support for the proposal which requests the Board of Directors to take the necessary steps to repeal the classified board and establish that all directors be elected annually.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS VOTING "AGAINST" THE STOCKHOLDER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS.

    The Board believes that it is in the best interests of the Company and its stockholders to have a classified board. The Company's industry is highly competitive and subject to considerable market volatility as well as significant merger and acquisition activity. The Board believes that a classified board is an appropriate measure to reduce the ability of a third party to effect a sudden, unsolicited bid for control of the Company or other unsolicited action that might not be in the best interests of the Company and its stockholders. Having a board of directors with staggered terms may place the Company in a better position to negotiate more favorable terms in such transactions, and it may provide the Board with more time to consider alternatives that might result in greater stockholder value.

    The Board also believes that directors elected to three-year terms are just as accountable to stockholders as directors elected annually. All directors are required to uphold their fiduciary duties to the Company and its stockholders, regardless of the length of their term of office. Directors who have experience with the Company and knowledge about its business are a valuable resource for the Company and its stockholders, and electing only one-third of the directors each year helps maintain such continuity and consistency, while still affording an opportunity for stockholders to effect change.

    Approval of this proposal would require the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote. However, approval of the proposal would not automatically eliminate the classified board because this proposal is only a recommendation. Eliminating the classified board would require action by the Board to amend the Company's Certificate of Incorporation and bylaws, which currently provide for a classified board.

                               OTHER INFORMATION

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of Common Stock of the Company as of September 1, 1999 by each director or nominee director, by each of the current and former executive officers named in the table under "Executive Officer Compensation" below, and by all such persons and all current executive officers as a group:

                                                    NUMBER OF SHARES    PERCENT OF      PERCENT OF
                                                      BENEFICIALLY        COMMON       TOTAL VOTING
NAME                                                    OWNED(1)           STOCK           POWER
--------------------------------------------------  -----------------  -------------  ---------------
Richard E. Belluzzo...............................       1,264,099               *               *
Robert R. Bishop..................................       3,771,107            2.06%           2.05%
C. Richard Kramlich(2)............................         105,980               *               *
Robert A. Lutz....................................         100,100               *               *
James A. McDivitt.................................         205,104               *               *
Lucille Shapiro...................................          42,100               *               *
Robert B. Shapiro.................................          51,100               *               *
Kenneth L. Coleman................................         503,217               *               *
Steven J. Gomo....................................         178,525               *               *
William M. Kelly..................................         299,875               *               *
Keith H. Watson...................................         142,310               *               *
All executive officers and directors as a group          6,814,753
  (14 persons)....................................                            3.68%           3.65%

------------------------

*   Less than 1%.

(1) Unless otherwise indicated, the persons named have sole voting and investment power over the shares shown as being beneficially owned by them, subject to community property laws, where applicable. The table includes the following shares issuable on exercise of options that were exercisable on September 1, 1999, or within 60 days thereafter, Mr. Belluzzo, 1,260,000 shares; Mr. Bishop, 63 shares; Mr. Kramlich, 40,100 shares; Mr. Lutz, 50,100 shares; Mr. McDivitt, 40,100 shares; Dr. L. Shapiro, 40,100 shares; Mr. R. Shapiro, 50,100 shares; Mr. Coleman, 441,600 shares; Mr. Gomo, 96,201 shares; Mr. Kelly, 248,300 shares; Mr. Watson, 79,200 shares; and all directors and executive officers as a group, 2,458,246 shares.

(2) Includes 32,500 shares owned by NEA Partners VIII, Limited Partnership, of which Mr. Kramlich is a general partner. Mr. Kramlich disclaims beneficial ownership of such portion of the NEA Partners VIII shares in which he has no actual pecuniary interest.

                           REPORT OF THE COMPENSATION
                         AND HUMAN RESOURCES COMMITTEE
                           OF THE BOARD OF DIRECTORS

    The Compensation and Human Resources Committee of the Board of Directors recommends, subject to the Board's approval, executive compensation and stock option grants to the Chief Executive Officer. The Committee administers the Company's stock incentive plans and approves stock option grants for all other employees. The Committee is currently composed of three independent, non-employee directors who have no interlocking relationships as defined by the SEC.

COMPENSATION PHILOSOPHY

    The Company operates in the highly competitive and rapidly changing high technology industry. The Committee seeks to establish compensation policies that allow the Company flexibility to respond to changes in its business environment. The goals of the Company's compensation program are to align compensation with the Company's overall business objectives and performance, to foster teamwork and to enable the Company to attract, retain and reward employees who contribute to its long-term success.

EXECUTIVE COMPENSATION COMPONENTS

    Compensation for the Company's executive officers generally consists of base salary and annual incentive plans, combined with restricted stock and stock option awards. The Committee assesses the past performance and anticipated future contribution of each executive officer in establishing the total amount and mix of each element of compensation.

    SALARY. The salaries of the executive officers, including the Chief Executive Officer, are determined annually by the Committee with reference to several surveys of salaries paid to executives with similar responsibilities at comparable companies, primarily in the high technology industry. The peer group for each executive officer is composed of executives whose responsibilities are similar in scope and content. The Company seeks to set executive compensation levels that are competitive with the average levels of peer group compensation.

    ANNUAL INCENTIVE. The Committee annually reviews and approves an executive incentive plan. A target, expressed as a percentage of salary, is established for each officer, based on the scope of his or her responsibility. For fiscal 1999, the targets for executive officers ranged from 50% to 100% of salary. The actual payment amount is computed as a percentage of that target, based on the Company's performance in achieving specified objectives. For fiscal 1999, these objectives included the achievement by the company of certain revenue growth and operating profit goals. No payments were made under the fiscal 1999 incentive plan.

    An additional bonus of up to 15% of salary also may be awarded in the discretion of the Chief Executive Officer to recognize the contributions and efforts of individual executive officers. Mr. Kelly, Mr. Gomo, Mr. Coleman and Mr. Vrolyk each received such a bonus, approved by Mr. Belluzzo and the Committee, to reflect their respective contributions.

    STOCK OPTIONS AND RESTRICTED STOCK AWARDS. Stock option and restricted stock awards are designed to align the interests of executives with the long-term interests of the stockholders. The Committee approves option grants subject to vesting periods (usually 50 months) to retain executives and encourage sustained contributions. The exercise price of most options is the market price on the date of grant. Restricted stock awards are also subject to vesting, based generally on the passage of time and in some instances subject to accelerated vesting if certain stock price appreciation targets are attained.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Mr. Belluzzo was SGI's Chairman and Chief Executive Officer from January 1998 through his resignation in August 1999. Robert R. Bishop, a director and former executive officer of SGI, has succeeded Mr. Belluzzo as Chairman and Chief Executive Officer.

    Mr. Belluzzo's fiscal 1999 base salary was $990,000, unchanged since he joined SGI. He did not receive a bonus or an additional stock grant in fiscal 1999 and will not receive additional compensation as a result of his resignation. When he joined SGI in 1998, Mr. Belluzzo was granted options to purchase 3,000,000 shares of common stock at an exercise price of $11.25, the fair market value at the date of grant. The unvested portion of this option (1,860,000 shares) was cancelled upon his resignation and the vested portion will terminate to the extent it is not exercised within 90 days of his resignation.

    Mr. Bishop joined the Company as Chairman and Chief Executive Officer at an initial base salary of $800,000. Mr. Bishop will participate in the fiscal 2000 executive incentive program with a target of 185% of base salary if SGI achieves its specified financial objectives.

SECTION 162(m)

    The Company is subject to Section 162(m) of the U.S. Internal Revenue Code, adopted in 1993, which limits the deductibility of certain compensation payments to its executive officers. The Company does not have a policy requiring the Committee to qualify all compensation for deductibility under this provision. The Committee's current view is that any non-deductible amounts will be immaterial to the Company's financial or tax position, and that the Company derives substantial benefits from the flexibility provided by the current system, in which the selection and quantification of performance targets are modified from year to year to reflect changing conditions. However, the Committee considers the net cost to the Company in making all compensation decisions and will continue to evaluate the impact of this provision on its compensation programs. The Company believes that any compensation expense incurred in connection with the exercise of stock options granted under its 1993 Long-Term Incentive Stock Plan, including the grant to Mr. Bishop described above, will continue to be deductible as performance-based compensation.

                             COMPENSATION AND HUMAN RESOURCES COMMITTEE
                             C. Richard Kramlich, CHAIRMAN
                             Robert B. Shapiro
                             James A. McDivitt

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the cash and equity compensation for the three fiscal years ended June 30, 1999 for Richard E. Belluzzo, Chief Executive Officer through fiscal 1999, and each of the four other most highly compensated executive officers of the Company (determined at the end of fiscal 1999).

                                                                                             LONG TERM COMPENSATION
                                                             ANNUAL COMPENSATION (1)
                                                        ---------------------------------            AWARDS
                                                                                  OTHER    --------------------------
                                               FISCAL                             ANNUAL                  RESTRICTED    ALL OTHER
         NAME AND PRINCIPAL POSITION            YEAR    SALARY ($)   BONUS ($)   COMP ($)  OPTIONS (#)   STOCK ($)(5)    COMP ($)
---------------------------------------------  ------   ----------   ----------  --------  -----------   ------------   ----------
Richard E. Belluzzo (2)......................   1999     $990,000            --  $136,609          --             --            --
Former Chairman and Chief Executive Officer     1998     $426,462    $1,000,000   45,567    3,000,000             --    $1,250,000
                                                1997           --            --       --           --             --            --

Keith H. Watson (3)..........................   1999     $450,000    $  350,000  $19,640       70,000             --            --
Former Executive Vice President, Worldwide      1998       90,340       850,000    3,740      185,000     $  813,690            --
  Sales and Marketing                           1997           --            --       --           --             --            --

William M. Kelly.............................   1999     $457,000    $   50,000  $18,630      120,000             --            --
Senior Vice President, Corporate Operations     1998      457,945        46,000   19,969      100,000     $  633,724            --
                                                1997      360,481        64,094   17,029      105,000        340,600            --

Steven J. Gomo (4)...........................   1999     $400,000    $   60,000  $176,038      90,000             --            --
Senior Vice President and Chief Financial       1998      138,462       750,000   38,954      200,000     $1,068,675            --
  Officer                                       1997           --            --       --           --             --            --

Kenneth L. Coleman...........................   1999     $400,000    $   50,000  $39,489      110,000             --            --
Senior Vice President, Global Sales, Service    1998      400,000            --   48,124       80,000     $  487,480            --
  and Marketing                                 1997      365,000        63,875   56,637       50,000                           --

------------------------------

(1) The Company has no pension, retirement, annuity or similar benefit plan. Other compensation generally includes relocation assistance and executive perquisites.

(2) On joining SGI in January 1998, Mr. Belluzzo received a one-time bonus as well as the $1.25 million annuity shown as "All Other Compensation" which was purchased by SGI to compensate him for long-term compensation arrangements foregone when he left his prior employer. He also received relocation assistance in fiscal 1998 and fiscal 1999 in the amount of $38,730 and $104,028, respectively. The unvested portion of his initial stock option grant was cancelled on his resignation in August 1999. Mr. Belluzzo did not receive any separation payment in connection with his resignation from SGI.

(3) Mr. Watson joined the Company in April 1998 and received a one-time bonus as well as a commitment for a minimum fiscal 1999 bonus.

(4) Mr. Gomo joined SGI in February 1998 and received a one-time bonus, subject to repayment on a prorated basis if he terminates his employment prior to February 2000. He also received relocation assistance in fiscal 1998 and fiscal 1999 in the amount of $35,445 and $156,172, respectively.

(5) Values based on the closing market price of the Common Stock on the date of grant. The aggregate number of shares of restricted stock held at June 30, 1999 and the value of those shares based on the June 30, 1999 closing price of $16.375 per share were: Mr. Watson, 45,000 shares, $736,830; Mr. Gomo, 56,250 shares, $921,037.50; Mr. Kelly, 38,500 shares, $630,399 and Mr.
    Coleman, 20,000 shares, $327,480. These restricted stock awards vest in four annual installments, with the exception of Mr. Watson's restricted stock award which vests 25% on the first anniversary of the date of grant and the remainder on the second anniversary. In July 1997, Messrs. Kelly and Coleman were granted restricted stock awards that vest in July 2000 or in earlier installments on the attainment of stock price appreciation targets.

OPTION GRANTS IN FISCAL 1999

    The following table provides details regarding all stock options granted to the named executive officers in fiscal 1999.

                                                                                                   POTENTIAL REALIZABLE
                                                         INDIVIDUAL GRANTS(1)                             VALUE
                                       --------------------------------------------------------  AT ASSUMED ANNUAL RATES
                                        NUMBER OF      % OF TOTAL                                     OF STOCK PRICE
                                       SECURITIES        OPTIONS                                       APPRECIATION
                                       UNDERLYING      GRANTED TO       EXERCISE                    FOR OPTION TERM(2)
                                         OPTIONS        EMPLOYEES         PRICE     EXPIRATION   ------------------------
                NAME                     GRANTED     IN FISCAL YEAR     ($/SHARE)      DATE          5%          10%
-------------------------------------  -----------  -----------------  -----------  -----------  ----------  ------------
Richard E. Belluzzo..................          --              --              --           --           --            --
Keith H. Watson......................      70,000               *       $   15.00      1/20/09   $  660,339  $  1,673,430
William M. Kelly.....................      80,000               *          11.187      7/28/08      562,861     1,426,400
                                           40,000               *           15.00      1/20/09      377,337       956,245
Steven J. Gomo.......................      90,000               *           15.00      1/20/09      849,008     2,151,552
Kenneth L. Coleman...................      60,000               *          11.187      7/28/08      422,146     1,069,800
                                           50,000               *           15.00      1/20/09      471,671     1,195,307

------------------------

*   Less than 1%.

(1) The options in this table were granted under the 1993 Long-Term Incentive Stock Plan and have exercise prices equal to the fair market value on the date of grant. The options become exercisable at a rate of 2% per month over a period of fifty months and expire ten years from the date of grant.

(2) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent the Company's estimate or projection of the future Common Stock price. The Company believes that this method does not accurately illustrate the potential value of a stock option.

OPTION EXERCISES IN FISCAL 1999 AND FISCAL YEAR-END OPTION VALUES

                                                                                                 VALUE OF UNEXERCISED
                                        SHARES                       NUMBER OF UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                       ACQUIRED                    OPTIONS AT JUNE 30, 1999        JUNE 30, 1999(1)
                                          ON            VALUE      -------------------------  ---------------------------
               NAME                    EXERCISES      REALIZED     EXERCISABLE UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-----------------------------------  -------------  -------------  ----------  -------------  ------------  -------------
Richard E. Belluzzo................           --             --     1,020,000     1,980,000   $  5,227,500  $  10,147,500
Keith H. Watson....................           --             --        58,800       196,200        155,313        461,250
William M. Kelly...................           --             --       226,300       252,000        132,550        756,200
Steven J. Gomo.....................           --             --        73,001       216,999        148,377        400,373
Kenneth L. Coleman.................           --             --       422,800       205,300      1,618,723        584,650

------------------------

(1) The amounts in this column reflect the difference between the closing market price of the Common Stock on June 30, 1999, which was $16.375, and the option exercise price. The actual value of unexercised options fluctuates with the market price of the Common Stock.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC and the New York Stock Exchange, and to give the Company copies of these filings. Based on the written representations of its directors and officers and a review of the copies of such forms furnished to the Company during the fiscal year ended June 30, 1999, the Company believes that its officers, directors and ten percent stockholders complied with all Section 16(a) filing requirements, with the exception of one late filing on a Form 5 by Mr. Kelly reflecting the surrender of stock to satisfy a tax withholding obligation on vesting of restricted stock.

                              CERTAIN TRANSACTIONS

    NKK U.S.A. Corporation, a wholly-owned subsidiary of NKK Corporation, holds all of the Company's outstanding Series A Preferred Stock, which it purchased in 1990. The Series A Preferred Stock carries a 3% cumulative annual dividend and an aggregate liquidation preference of $17,500,000, and is convertible into Common Stock. NKK is a distributor and value-added reseller of the Company's products in Japan. The Company believes that the terms of its transactions with NKK are no more favorable to either party than would be available from an unaffiliated party.

ARRANGEMENTS WITH EXECUTIVE OFFICERS

    EMPLOYMENT CONTINUATION AGREEMENTS. The Company has entered into employment continuation agreements with its executive officers with the goal of encouraging the continued employment of key executives in the event of a potential change in control of the Company. Under the agreements, each executive officer (i) is entitled to a termination payment equal to two years of his or her compensation if employment with the Company is terminated within twenty-four months after such a change in control, and (ii) is granted full vesting of options and restricted stock effective after such a change in control.

    MANAGEMENT RETENTION AGREEMENTS. In November 1997, in connection with management transitions, the Company entered into retention agreements with certain senior executives, including Mr. Coleman and Mr. Kelly. Under the agreements, which terminate in December 1999, each executive officer is entitled to (i) a severance payment equal to two years of his or her compensation if employment with the Company is involuntarily terminated on or prior to December 31, 1998 or one year if terminated between December 31, 1998 and December 31, 1999, and (ii) continued vesting of options and restricted stock for one year following such termination. These agreements also include an agreement not to solicit the Company's employees to leave their employment for one year following the termination of his or her employment for any reason.

    MANAGEMENT INDEBTEDNESS. The Company loaned Mr. Baskett, Senior Vice President, $500,000 at an interest rate of 7.13% annually for residential improvements in January of 1997. The loan is secured by a second mortgage and Mr. Baskett's options to purchase Common Stock and is due on the fifth anniversary, or earlier if Mr. Baskett leaves the Company's employ or sells the residence. Payments of principal are to be made in connection with the sale of shares of the Company's Common Stock. The largest amount of indebtedness outstanding on this loan during fiscal 1999 was $359,983.

    The Company loaned Mr. Gomo $200,000 interest-free as a bridge loan for the purchase of a primary residence in July 1998. The loan was secured by a second mortgage on investment property owned by Mr. Gomo. The loan was paid in full on October 30, 1998.

    The Company loaned Mr. Kelly $400,000 at an interest rate of 7.45% annually for residential improvements in July 1997. The loan is secured by a second mortgage and Mr. Kelly's options to purchase Common Stock and is due on the fifth anniversary, or earlier if Mr. Kelly leaves the Company's employ or sells the residence. Payments of principal are to be made in connection with the sale of shares of the Company's Common Stock. The largest amount of indebtedness outstanding on this loan during fiscal 1999 was $461,820

    The Company loaned Mr. Watson $118,649 at an interest rate of 5.51% annually in April 1998 to facilitate the exercise of options to purchase stock of his former employer. The loan was paid in full on October 30, 1998.

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

    In accordance with SEC rules, the Company is required to present a table showing a line-graph presentation comparing cumulative five-year returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has selected the S&P 500 Index for the broad equity index and the Hambrecht & Quist ("H&Q") Technology Index as an industry standard for the five fiscal year period commencing June 30, 1994 and ending June 30, 1999. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                 SGI      S&P500       H&Q
30-Jun-1994    100.0000   100.0000   100.0000
31-Aug-1994    118.6441   107.0273   114.1319
31-Oct-1994    137.2881   106.3205   122.0468
30-Dec-1994    140.8192   103.3763   123.8417
28-Feb-1995    156.4972   109.7058   132.4796
28-Apr-1995    169.4915   115.8552   146.4817
30-Jun-1995    180.2260   122.6169   166.9985
31-Aug-1995    190.9604   126.4726   184.8727
31-Oct-1995    149.7175   130.8889   192.5000
29-Dec-1995    124.8588   138.6387   185.5066
29-Feb-1996    112.9944   144.1533   196.8483
30-Apr-1996    133.8983   147.2460   209.7683
28-Jun-1996    108.4746   150.9510   195.1235
30-Aug-1996    105.0847   146.7554   191.1665
31-Oct-1996     83.6158   158.7481   204.0326
31-Dec-1996    115.2542   166.7319   223.0448
28-Feb-1997    109.0395   178.0044   227.5917
30-Apr-1997     67.2316   180.3723   244.6843
30-Jun-1997     67.7966   199.2347   289.7429
29-Aug-1997    124.0113   202.4600   337.7495
31-Oct-1997     66.3842   205.8703   306.1533
31-Dec-1997     55.6497   218.4325   295.7714
27-Feb-1998     68.0791   236.1942   356.1482
30-Apr-1998     59.0396   250.2420   369.9058
30-Jun-1998     54.8023   255.2142   368.5667
31-Aug-1998     40.9605   215.4726   317.0774
30-Oct-1998     50.8475   247.2978   350.9572
31-Dec-1998     58.1921   276.6854   455.6467
26-Feb-1999     72.0339   278.7337   481.5530
30-Apr-1999     57.6271   300.5335   518.3630
30-Jun-1999     74.0113   308.9810   586.3696

------------------------

* Assumes $100 invested on June 30, 1994 in the Company's Common Stock, the S&P 500 Stock Index and the H&Q Technology Index, with reinvestment of dividends.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Company or Management may recommend.

Dated: September 23, 1999                     BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ WILLIAM M. KELLY
                                              William M. Kelly
                                              SECRETARY

                             SILICON GRAPHICS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                         OCTOBER 27, 1999 AT 2:00 P.M.

                                 HOTEL SOFITEL
                             223 TWIN DOLPHIN DRIVE
                             REDWOOD CITY, CA 94065

                               DRIVING DIRECTIONS

FROM SOUTH

    Take Highway 101 North. Exit Holly Street, follow sign for Redwood Shores Parkway. At second traffic signal, turn left on Twin Dolphin Drive. Hotel is 1/2 mile on right side.

FROM NORTH

    Take Highway 101 South. Exit Ralston/Belmont, follow sign for Marine World Parkway. At second traffic signal, turn right on Twin Dolphin Drive. Hotel is 1/2 mile on left side.

FROM EAST BAY VIA HIGHWAY 92 (SAN MATEO BRIDGE)

    Take Highway 92 West to Highway 101 South. Exit Ralston/Belmont, follow sign for Marine World Parkway. At second traffic signal, turn right on Twin Dolphin Drive. Hotel is 1/2 mile on left side.

                                                                      0561-PS-99

To Our Stockholders:

Recently, many of you elected to access our Annual Report and Proxy Statement in an electronic format on the World Wide Web instead of receiving the traditional paper copies.

The 1999 Silicon Graphics Annual Report and Proxy Statement are now available on our web site at http://www.sgi.com/company_info/investors/annual.html.

The PDF files on our web site can be viewed and printed using
Adobe-Registered Trademark- Acrobat-Registered Trademark- Reader software.
If you do not have this software, it is available for free download at http://www.adobe.com. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies. These costs must be borne by the stockholder. Please call EquiServe at 800-730-6001 if you elected to receive the electronic version but have decided that you would like a paper copy mailed to you.

Please sign and return the proxy card below to ensure your representation at our annual meeting of stockholders to be held on October 27, 1999.

Thank you for your continued support.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                             SILICON GRAPHICS, INC.

                       1999 ANNUAL MEETING OF STOCKHOLDERS




         The undersigned stockholder of Silicon Graphics, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 23, 1999, and hereby appoints Robert R. Bishop and William M. Kelly, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of Silicon Graphics, Inc. to be held on October 27, 1999, at 2:00 p.m. local time at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

         This proxy will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the election of directors, FOR ratification of the appointment of Ernst & Young LLP as independent auditors, AGAINST the stockholder proposal to declassify the Board of Directors, and as said proxies deem advisable on such other matters as may properly come before the meeting.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X]  Please mark votes as in this example.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF PROPOSAL 2 SET FORTH BELOW, AGAINST THE APPROVAL OF PROPOSAL 3 SET FORTH BELOW, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.   ELECTION OF DIRECTORS

     Nominees for Class I Directors:  C. Richard Kramlich and Lucille Shapiro,
     PhD.
     Nominees for Class III Directors: Robert R. Bishop and Robert B Shapiro


                        FOR                       WITHHELD

                       [__]                        [__]

         [__]     ________________________________________________
                  For all nominees except as noted above

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 2000

         FOR                          AGAINST                       ABSTAIN

         [__]                          [__]                           [__]

3.   STOCKHOLDER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS
         FOR                          AGAINST                       ABSTAIN

         [__]                          [__]                           [__]

     In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.


      Signature:  _______________________________    Date:    ________________


      Signature:  _______________________________    Date:    ________________

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

[__]     MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

To Our Stockholders:

Recently, many of you elected to access our Annual Report and Proxy Statement in an electronic format on the World Wide Web instead of receiving the traditional paper copies.

The 1999 Silicon Graphics Annual Report and Proxy Statement are now available on our web site at http://www.sgi.com/company_info/investors/annual.html.

The PDF files on our web site can be viewed and printed using
Adobe-Registered Trademark- Acrobat-Registered Trademark- Reader software. If you do not have this software, it is available for free download at http://www.adobe.com. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies. These costs must be borne by the stockholder. Please call EquiServe at 800-730-6001 if you elected to receive the electronic version but have decided that you would like a paper copy mailed to you.

Please sign and return the proxy card below to ensure your representation at our annual meeting of stockholders to be held on October 27, 1999.

Thank you for your continued support.


                             INSTRUCTION TO TRUSTEE

                      SILICON GRAPHICS, INC. ANNUAL MEETING

TO:  MONTREAL TRUST COMPANY OF CANADA, AS TRUSTEE, C/O BOSTON EQUISERVE


         The undersigned holder of Exchangeable Non-Voting Shares of Silicon Graphics Limited hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated September 23, 1999 of Silicon Graphics, Inc. ("SGI"). I hereby direct you, as Trustee under the Voting Trust and Exchange Agreement relating to the Exchangeable Shares, to cast as I have indicated on the reverse side the number of Series E Preferred Stock votes (the "Directed Votes") that I am entitled as a holder of Exchangeable Shares to direct you to vote at the SGI 1999 Annual Meeting of Stockholders to be held on October 27, 1999 at 2:00 p.m. local time at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California, and at any adjournment(s) thereof. You may cast my Directed Votes in person or by proxy unless I have requested on the reverse side that you deliver a proxy for such votes to me or my specified representative. Unless I have so requested a proxy for my Directed Votes, you may vote according to your discretion (or that of your proxy holder) on any other matter that may properly come before the meeting.

         This proxy will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the election of directors, FOR ratification of the appointment of Ernst & Young LLP as independent auditors, AGAINST the stockholder proposal to declassify the Board of Directors, and as said proxies deem advisable on such other matters as may properly come before the meeting.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X]  Please mark votes as in this example.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF A DIRECTOR, FOR THE APPROVAL OF PROPOSAL 2 SET FORTH BELOW, AGAINST THE APPROVAL OF PROPOSAL 3 SET FORTH BELOW, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.   ELECTION OF DIRECTORS

     Nominees for Class I Directors: C. Richard Kramlich and Lucille Shapiro,
     PhD.
     Nominees for Class III Directors: Robert R. Bishop and Robert B. Shapiro

                FOR                                     WITHHELD

                [__]                                      [__]

     [__]     _____________________________________________________
                  For all nominees except as noted above

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 2000

       FOR                          AGAINST                       ABSTAIN

       [__]                          [__]                           [__]

3.   STOCKHOLDER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS

       FOR                          AGAINST                       ABSTAIN

       [__]                          [__]                           [__]

     In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

[__] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

[__] Mark this box only to request a proxy for your Directed Votes. A proxy is necessary only if you wish to appear at the meeting in person to cast your Directed Votes or if you want to authorize a specific person other than the Trustee (or its proxy) to cast your Directed Votes. You must provide the name, mailing address and phone number of the person to be authorized to cast your Directed Votes, even if you are requesting the proxy for your own use. _____________________________________________________

(This Instruction to Trustee should be marked, dated and signed by the stockholder or his attorney authorized in writing, or, if the stockholder is a corporation, by any officer or attorney thereof duly authorized, and the corporate seal affixed.)

Signature:  _______________________________________   Date:   ________________

Signature:  _______________________________________   Date:   ________________

-------------------                             ------------------
VOTE BY TELEPHONE                                 VOTE BY INTERNET
-------------------                             ------------------

It's fast, convenient, and immediate!           It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone            confirmed and posted.
1-877-PRX-VOTE (1-877-779-8883).




[ILLEGIBLE]                                            [ILLEGIBLE]



YOUR VOTE IS IMPORTANT!                         YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                    Go to http://www.eproxyvote.com/sgi anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

-----------------------------------------------------------------------------------------------------------------------------------
                                                      [DETACH HERE]

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE

1.  ELECTION OF DIRECTORS
    NOMINEES FOR CLASS I DIRECTORS:    C. Richard Kramlich and    2. Proposal to ratify the appointment of  FOR   AGAINST ABSTAIN
                                       Lucille Shapiro, PhD.         Ernst & Young LLP as the              / /     / /     / /
    NOMINEES FOR CLASS III DIRECTORS:  Robert R. Bishop and          independent auditors of the Company
                                       Robert B. Shapiro             for Fiscal year 2000.
                                       -----------------------
                                                                  3. Stockholder proposal to declassify the  / /     / /     / /
           FOR NOMINEE: / /           / / WITHHELD                   Board of Directors.
                                            FROM
                                          NOMINEES                In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the
        / /                                                       meeting and any adjournment(s) thereof.
           --------------------------------------
           For al nominees except as noted above                  This proxy will be voted as directed, or, if no contrary
                                                                  direction is indicated, will be voted FOR, the election of directors, FOR the approval of proposal 2 set forth above
                                                                  AGAINST the approval of proposal 3 set forth above, and as held proxies deem advisable on such other matters as may
                                                                  properly come before the meeting.

                                                                  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    / /

                                                                  This Proxy should be marked, dated, signed by the stockholder(s)
                                                                  exactly as his her name appears hereon, and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or community property, both should sign.

Signature:                                  Date:                 Signature:                              Date
          -----------------------------           -----------               -------------------------         --------------
